POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:

         THAT, WHEREAS, PACIFIC BELL, a California corporation, hereinafter referred to as the "Company," proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 with respect to an issue or a series of issues of up to One Billion Seven Hundred Fifty Million Dollars ($1,750,000,000) principal amount of debt securities; and

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward A. Mueller, Michael F.G. Ashby, Alfred G. Richter, Jr., Donald E. Kiernan, Roger W. Wohlert, Charles P. Allen, Wayne A. Wirtz, or any one of them, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and each of the undersigned's offices and capacities in the Company, to execute and file such Registration Statement, and thereafter to execute and file any other amended registration statement and amended prospectus or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the 2nd day of October, 1997.

/s/ Edward A. Mueller                  /s/ Michael F.G. Ashby
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Edward A. Mueller                      Michael F.G. Ashby
President, Chief Executive Officer     Vice President, Chief Financial Officer
and Chairman of the Board              and Director


/s/ Royce S. Caldwell                  /s/ Cassandra C. Carr
----------------------------------     ----------------------------------------
Royce S. Caldwell                      Cassandra C. Carr
Director                               Director

/s/ William E. Downing                 /s/ William E. Dreyer
----------------------------------     ----------------------------------------
William E. Downing                     William E. Dreyer
Director                               Director


/s/ James D. Ellis                     /s/ Charles E. Foster
----------------------------------     ----------------------------------------
James D. Ellis                         Charles E. Foster
Director                               Director


/s/ Donald E. Kiernan                  /s/ Richard W. Odgers
----------------------------------     ----------------------------------------
Donald E. Kiernan                      Richard W. Odgers
Director                               Director




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